Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, John C. Doyle, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Annual Report of Renovis, Inc. on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Annual Report.

In Witness Whereof, the undersigned have set his hands hereto as of the 13th day of March, 2006.

By:	/s/ John C. Doyle
Name: John C. Doyle
Title: Vice President, Finance and Chief Financial Officer

Dated: March 13, 2006

This certification accompanies the Form 10-K to which it relates to, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by references into any filings of Renovis, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.